News ONEOK to Participate in Bernstein Strategic Decisions Conference TULSA, Okla. – May 30, 2023 – ONEOK, Inc. (NYSE: OKE) will participate in the Bernstein Strategic Decisions Conference May 31 to June 1, 2023, in New York. ONEOK management will participate in a fireside chat session at 2:30 p.m. Eastern Daylight Time (1:30 p.m. Central Daylight Time) on Wednesday, May 31. A link to the live webcast, replay and ONEOK’s latest investor materials are available at www.oneok.com. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Permian and Mid- Continent regions with key market centers and owns an extensive network of gathering, processing, fractionation, transportation and storage assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ### May 30, 2023 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1